Note Consolidation Agreement

Agreement entered into this              day of                   by and between
Richard Margulies ("Margulies") and Archer Systems Limited, Inc. and subsidiaries ("Archer").

                                   WITNESSETH

WHEREAS, Archer is the Obligor of certain notes and loans on which Margulies is the Obligee or assignee, and which are recorded on the books of Archer, all hereinafter referred to as the ("Debt"), and

WHEREAS, the total amount of the principal and accrued interest of the Debt is $183,419.19, and

WHEREAS, the components of the Debt are comprised of different maturity dates and terms, copies of the notes incorporated in the Debt are attached as Exhibits hereto, and

WHEREAS, the parties hereto desire to consolidate all of the Debt on the following terms and conditions.


         NOW THEREFORE, the parties hereto intending to be legally bound hereby covenant and agree as follows:

         1. RECITALS - The recitals are hereby incorporated herein and made a part hereof.

         2. MATURITY DATE- The maturity date for the Debt shall be July 30, 2003

         3. INTEREST RATE - Six Percent (6%) per annum compounded

         4 PAYMENT SCHEDULE - Archer shall pay to Margulies;

               (a.) $2,000 per month commencing the first day of the second month after the month of the Closing of the acquisition by Archer of Ocumed Group, Inc. ("Closing Date").

               (b.) $20,000, to be applied against principal, to be paid upon the date that Archer or its subsidiary, Ocumed Group, Inc., receives funds from a lending institution or investor in an amount in excess of $4,000,000.

               (c.) Installment payment in the amount of on third of then outstanding principal shall be due 18 months after the Closing Date.

               (d.) the then remaining balance of interest and principal on the Maturity


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         5. RIGHTS- Conversion, registration, rights are to be pari passu with any rights to be granted subsequent to the Closing Date to the former shareholders of Ocumed Group, Inc. with respect to their Income Debenture


         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day and year first above written


Archer Systems Limited, Inc.


BY:__________________
   Alfred Caggia, President
   Date:

---------------------
Richard Margulies
Date:




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